UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	76-0472829 (I.R.S. Employer Identification No.)

14060 Southwest Freeway Sugar Land, Texas (Address of principal executive offices)	77478 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	Not applicable

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

     Securities Act registration statement file number to which this form relates: 333-116366

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.01 Per Share

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.

Item 1. Description of Registrant’s Securities to be Registered.

General

     The Registrant incorporates by reference herein the information set forth under the caption “Description of Our Capital Stock — Common Stock” set forth in its preliminary prospectus dated August 4, 2004 included in Amendment No. 2 to its Registration Statement on Form S-1 (Registration No. 333-116366), filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2004, as such information may be amended in the Registrant’s prospectus constituting part of the Registrant’s Registration Statement on Form S-1, as amended, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

     The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-116366), as amended, filed with the Commission:

3.1	Amended and Restated Articles of Incorporation of SNB Bancshares, Inc.
3.2	Amended and Restated Bylaws of SNB Bancshares, Inc.
4.1	Specimen certificate representing shares of SNB Bancshares, Inc. common stock.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SNB BANCSHARES, INC.
By:	/s/ Harvey E. Zinn
	Name:	Harvey E. Zinn
	Title:	President and Chief Executive Officer

Date: August 16, 2004